Registration No. 33-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                            AEQUITRON MEDICAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

     Minnesota                                                  41-1359703
 (State or Other Juris-                                     (I.R.S. Employer
 diction of Incorporation                                 Identification Number)
 or Organization)

                           14800 - 28th Avenue North
                          Minneapolis, Minnesota 55447
              (Address of Principal Executive Office and Zip Code)



                 Aequitron Medical, Inc. 1988 Stock Option Plan
                            (Full Title of the Plan)

                        James B. Hickey, Jr., President
                            Aequitron Medical, Inc.
                           14800 - 28th Avenue North
                          Minneapolis, Minnesota 55447
                                 (612) 557-9200
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                             Elizabeth M. Reiskytl
                            Fredrikson & Byron, P.A.
                           1100 International Centre
                          Minneapolis, Minnesota 55402



                        CALCULATION OF REGISTRATION FEE
                                                                                     Proposed
                                                       Proposed Maximum               Maximum
  Title of Securities          Amount to be             Offering Price               Aggregate                Amount of
   to be Registered            Registered(1)             Per Share(2)            Offering Price(2)         Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
  Options to Purchase
  Common Stock under
  the 1988 Plan                Indefinite              $ 0.00                    $ 0.00                    $ 0.00

  Common Stock
  issuable upon
  exercise of options
  granted under the
  1988 Plan                    500,000 shares          $ 8.44                    $4,220,000.00             $1,455.18
                                                                                                           ---------

        TOTAL:                                                                                             $1,455.18

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on October 27, 1995, as reported in the Wall Street Journal.

         The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1988 Stock Option Plan. The contents of the Registrant's Registration Statements on Form S-8, Registration Nos. 33-25981 and 33-89950, are incorporated by reference.


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 31st day of October, 1995.


                                        AEQUITRON MEDICAL, INC.
                                        (the "Registrant")


                                        By /s/ James B. Hickey, Jr.
                                        James B. Hickey, Jr., President and
                                        Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                              (Power of Attorney)

     Each of the undersigned constitutes and appoints James B. Hickey, Jr. and William M. Milne his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Aequitron Medical, Inc. relating to the Company's 1988 Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Signature                         Title                         Date



 /s/ James B. Hickey, Jr.     President, Chief Executive        October 31, 1995
James B. Hickey, Jr.          Officer and Director
                              (principal executive officer)

 /s/ William M. Milne         Chief Financial Officer           October 31, 1995
William M. Milne              (principal financial and
                              accounting officer)

  /s/ Lawrence A. Lehmkuhl    Director                          October 31, 1995
Lawrence A. Lehmkuhl


 /s/ David B. Morse           Director                          October 31, 1995
David B. Morse


                              Director
Gerald E. Rhodes


 /s/ Ervin F. Kamm, Jr.       Director                          October 31, 1995
Ervin F. Kamm, Jr.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                            AEQUITRON MEDICAL, INC.



                        Form S-8 Registration Statement




                           E X H I B I T   I N D E X



Exhibit
Number         Exhibit Description

 5             Opinion and Consent of counsel re securities under the Plan
23.1           Consent of counsel (included in Exhibit 5)
23.2           Consent of independent auditors
24             Power of attorney (included on signature page of this Form S-8)